Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Premium Income Municipal Fund
33-60534
811-7614


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            1,632,152
                      198
   Against
                 95,514
                        31
   Abstain
                 30,610
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,644
                      872



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,627,998
                      198
   Against
               101,168
                        31
   Abstain
                 29,110
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,644
                      872



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
            1,609,792
                      197
   Against
               122,969
                        32
   Abstain
                 25,515
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,644
                      872



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
            1,615,272
                      199
   Against
               117,032
                        30
   Abstain
                 25,972
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,644
                      872



To approve the elimination of the
fundamental policy relating to
commodities.


   For
            1,618,637
                      198
   Against
               107,957
                        31
   Abstain
                 31,682
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,644
                      872



To approve the new fundamental policy
relating to commodities.


   For
            1,617,274
                      198
   Against
               105,357
                        31
   Abstain
                 35,745
                          2
   Broker Non-Votes
               292,368
                      641
      Total
            2,050,744
                      872




Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012602.